Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-128718

Pricing Supplement No. 1 Dated February 3, 2006 (To Prospectus dated December 9, 2005, and Prospectus Supplement dated December 9, 2005)	CUSIP: 37247XAB8 ISIN: 37247XAB82

Genworth Life and Annuity Insurance Company

Secured Medium-Term Notes

Issued Through

Genworth Global Funding Trust 2006-A (the “Trust”)

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Genworth Life and Annuity Insurance Company (“GLAIC”), formerly known as GE Life and Annuity Assurance Company, to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1.	The Notes

Principal Amount: $400,000,000.00	Agent(s) Discount: 0.22%

Issue Price: 100%	Original Issue Date: February 10, 2006

Net Proceeds to the Trust: $399,120,000.00	Stated Maturity Date: February 10, 2009

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th day of each March, June, September, and December; provided, however, that the final Interest Payment Date shall be the Stated Maturity Date.

Initial Interest Payment Date: March 15, 2006

Regular Record Date: 15 calendar days prior to the Interest Payment Date

Type of Interest Rate: ☐ Fixed Rate  ☒ Floating Rate

Fixed Rate Notes: ☐ Yes  ☒ No. If Yes,

Interest Rate:

Floating Rate Notes: ☒ Yes  ☐ No. If Yes,

Floating Rate Notes: ☒ Yes  ☐ No. If Yes,

Interest Rate: 3-month LIBOR + 0.06%

Interest Rate Basis(es): LIBOR

Floating Rate/Fixed Rate Notes: ☐ Yes  ☒ No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Notes: ☐ Yes  ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Notes: ☐ Yes  ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any: The Initial Interest Rate in effect as of the Original Issue Date, shall be an interpolated rate (as described in the following sentence), determined on February 8, 2006, the second London Banking Day preceding the Original Issue Date. The Initial Interest Rate shall be calculated by: (i) dividing the difference between the 2-month LIBOR rate as of February 8, 2006 and the 1-month LIBOR rate as of February 8, 2006 by 30, (ii) multiplying the quotient calculated in (i), above, by 3 and (iii) adding the sum of the 1-month LIBOR rate as of February 8, 2006 and 0.06% to the product calculated in (ii), above.

Initial Interest Reset Date: March 15, 2006

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☒ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters  ☒ LIBOR Moneyline Telerate

LIBOR Currency: U.S. Dollars

If CMT Rate:

Designated CMT Telerate Page:

If 7052: ☐ Weekly Average  ☐ Monthly Average

Designated CMT Maturity Index:

Final Interest Rate, if any: The interest rate in effect for the final Interest Period (ending on, but excluding, the Stated Maturity Date) shall be an interpolated rate (as described in the following sentence), determined on the Interest Rate Determination Date immediately preceding such final Interest Period. The Final Interest Rate shall be calculated by: (i) dividing the difference between the 2-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period and the 1-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period by 30, (ii) multiplying the quotient calculated in (i), above, by 27 and (iii) adding the sum of the 1-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period and 0.06% to the product calculated in (ii), above.

Index Maturity: 3-month

Spread (+/-): + 0.06%

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date

Interest Rate Determination Date(s): The date that is two (2) London Banking Days prior to the related Interest Reset Date

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable

Calculation Agent, if any: JPMorgan Chase Bank, N.A.

Exchange Rate Agent, if any: Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes: ☐ Yes  ☒ No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Notes: ☐ Yes  ☒ No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☒ No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Repayment: ☐ Yes  ☒ No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified): Not applicable

Securities Exchange Listing: ☐ Yes  ☒ No. If Yes, Name of Exchange:

Authorized Denominations: $1,000

Ratings: The Notes issued under the Program are rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies (“S&P”). GLAIC expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Agent(s) Purchasing Notes as Principal: ☒ Yes  ☐ No. If Yes,

Agent(s)	Principal Amount
Morgan Stanley & Co. Incorporated	$200,000,000
Bear, Stearns & Co. Inc.	$200,000,000

Total:	$400,000,000

Agent(s) Acting as Agent: ☐ Yes  ☒ No. If Yes,

Agent(s)	Principal Amount

Total:

Jurisdiction of Organization of the Trust: Illinois

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable

2.	The Funding Agreement

Funding Agreement Issuer: GLAIC

Funding Agreement No.: GS-I6001

Deposit Amount: $400,000,015.00

Issue Price: 100%

Net Deposit Amount: $399,120,000.00

Effective Date: February 10, 2006

Stated Maturity Date: February 10, 2009

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th day of each March, June, September and December; provided, however, that the final Interest Payment Date shall be the Stated Maturity Date.

Initial Interest Payment Date: March 15, 2006

Type of Interest Rate: ☐ Fixed Rate  ☒ Floating Rate

Fixed Rate Funding Agreement: ☐ Yes  ☒ No. If Yes,

Interest Rate:

Floating Rate Funding Agreement: ☒ Yes ☐  No. If Yes,

Floating Rate Funding Agreement: ☒ Yes  ☐ No. If Yes,

Interest Rate: 3-month LIBOR + 0.06%

Interest Rate Basis(es): LIBOR

Floating Rate/Fixed Rate Funding Agreement: ☐ Yes  ☒ No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Funding Agreement: ☐ Yes  ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Funding Agreement: ☐ Yes  ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any: The Initial Interest Rate in effect as of the Original Issue Date, shall be an interpolated rate (as described in the following sentence), determined on February 8, 2006, the second London Banking Day preceding the Original Issue Date. The Initial Interest Rate shall be calculated by: (i) dividing the difference between the 2-month LIBOR rate as of February 8, 2006 and the 1-month LIBOR rate as of February 8, 2006 by 30, (ii) multiplying the quotient calculated in (i), above, by 3 and (iii) adding the sum of the 1-month LIBOR rate as of February 8, 2006 and 0.06% to the product calculated in (ii), above.

Initial Interest Reset Date: March 15, 2006

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☒ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters  ☒ LIBOR Moneyline Telerate

LIBOR Currency: U.S. Dollars

If CMT Rate:

Designated CMT Telerate Page:

If 7052: ☐ Weekly Average  ☐ Monthly Average

Designated CMT Maturity Index:

Final Interest Rate, if any: The interest rate in effect for the final Interest Period (ending on, but excluding, the Stated Maturity Date) shall be an interpolated rate (as described in the following sentence), determined on the Interest Rate Determination Date immediately preceding such final Interest Period. The Final Interest Rate shall be calculated by: (i) dividing the difference between the 2-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period and the 1-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period by 30, (ii) multiplying the quotient calculated in (i), above, by 27 and (iii) adding the sum of the 1-month LIBOR rate as of the Interest Rate Determination Date immediately preceding the final Interest Period and 0.06% to the product calculated in (ii), above.

Index Maturity: 3-month

Spread (+/-): +0.06%

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date

Interest Rate Determination Date(s): The date that is two (2) London Banking Days prior to the related Interest Reset Date

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement: ☐ Yes  ☒ No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Funding Agreement: ☐ Yes   ☒ No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions: ☐ Yes   ☒ No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Repayment: ☐ Yes   ☒ No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment:	☐ In whole only and not in part
☐ May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified): Not applicable

Ratings: The Funding Agreement issued under the Program is rated AA- by S&P.

                GLAIC expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable